Exhibit 10.7

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 8th day of November, 2005, by and among TECORE, Inc., a Texas corporation (“TECORE”), SCP Private Equity Partners II, L.P., a Delaware limited partnership (“SCP”; TECORE, SCP, and each of their respective subsidiaries and affiliates are collectively referred to herein as the “Subordinated Lenders” and each, a “Subordinated Lender”), and Laurus Master Fund, Ltd., a Cayman Islands company (the “Senior Lender” and together with the Subordinated Lender, the “Lenders” and each, a “Lender”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Security Agreement referred to below.

BACKGROUND

WHEREAS, it is a condition to the Senior Lender’s making an investment in Airnet Communications Corporation, a Delaware corporation (the “Company”) pursuant to, and in accordance with, (i) that certain Security Agreement dated as of the date hereof by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Security Agreement”) and (ii) the Ancillary Agreements referred to in the Security Agreement.

WHEREAS, the Subordinated Lenders have made loans to the Company.

NOW, THEREFORE, the Subordinated Lenders and the Senior Lender agree as follows:

TERMS

1. All obligations of each the Company and/or any of its Subsidiaries to the Senior Lender (including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”. Any and all loans made by the Subordinated Lenders to the Company and/or any of its Subsidiaries, together with all other obligations for borrowed money or under which payment obligations arise from the Company and/or any of its Subsidiaries to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”. Senior Liabilities and Junior Liabilities are referred to herein as “Liabilities”. It is expressly understood and agreed that each of the terms “Senior Liabilities” and “Junior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender or any Subordinated Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities. Furthermore, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled principal and interest payments, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default (as defined in the Security Agreement) has occurred and is continuing at the time of any such payment and (ii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities, is not increased from that in effect on the date hereof.

3. Each Subordinated Lender hereby subordinates all security interests (other than security interests with respect to the Intellectual Property) that have been, or may be, granted by the Company and/or any of its Subsidiaries to such Subordinated Lender in respect of the Junior Liabilities, to the security interests granted by the Company and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities. Furthermore, and notwithstanding anything to the contrary contained in any documents, agreements or instrument by and among the Company, any Subsidiary of the Company, the Subordinated Lenders and/or the Senior Lender (collectively, the “Documents”), or the ordinary rules for determining priority with respect to security interests in assets of the Company and its Subsidiaries, under the UCC, or any other law, statute, rule or regulation governing priority of secured parties, pledgees or mortgagees, and regardless of the relative times or order of attachment or perfection or the time or order of filing or recording of financing statements, applications for registration, mortgages, recordations, or other documents, or the giving or failure to give any notice of the acquisition or expected acquisition of purchase money security interests, or any charge, lien, adverse claim, prior claim, mortgage, pledge, security interest, or other encumbrance (collectively, a “Lien”) granted on or prior to the date hereof or hereafter granted to any of the Senior Lender and/or the Subordinated Lenders (or any of them) in any property of the Company and/or any of its Subsidiaries as security for all or any portion of the Senior Liabilities or the Junior Liabilities (collectively, the “Obligations”), all Liens securing the Obligations shall in all respects be subject to the following relative priorities (“Contractual Priorities”) (between the Senior Lender and the Subordinated Lenders, but not third parties), and any recovery on any such property is to be distributed in accordance with such Contractual Priorities:

(i)	With regard to the Intellectual Property, the Subordinated Lenders shall have first priority, and the Senior Lender shall have no Lien; and

(ii)	With regard to all property of Company and/or any Subsidiary of the Company, other than the Intellectual Property, to the extent the Senior Lender has a Lien thereon pursuant to the Security Agreement and the Ancillary Agreements, the Senior Lender shall have first priority, and the Subordinated Lenders, to the extent that the Subordinated Lenders have a Lien thereon pursuant to the Subordinated Debt Documentation, shall have second priority.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its

Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities and the Junior Liabilities shall be paid in accordance with the Contractual Priorities.

5. Each Subordinated Lender will mark his books and records so as to clearly indicate that their respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

6. Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. (a) Each Subordinated Lender and the Senior Lender agrees to promptly notify each party to this Agreement in writing after providing notice to the Company or any Subsidiary of the Company of any default (or similar term) in the observance or performance of any other agreement or condition relating to (i) in the case of the Senior Lender, the Security Agreement or any Ancillary Agreement or (ii) in the case of any Subordinated Lender, the Subordinated Debt Documentation, the effect of which default is to cause, or permit the holder or holders of such indebtedness to cause such indebtedness to become due prior to its stated maturity (each, an “Event of Default”), provided that the failure to give any such notice shall not affect the rights or obligations of the Company, any Subsidiary of the Company, the Senior Lender or any Subordinated Lender under this Agreement or otherwise.

(b) Laurus agrees that it shall not initiate legal proceedings against the Company or any Subsidiary of the Company to enforce the terms of the Security Agreement or any Ancillary Agreement or take any action to take possession of, to foreclose upon, or to otherwise enforce in any way its security interests in or liens on all or any part of the Collateral, or otherwise proceed in any action, under Security Agreement, any Ancillary Agreement or otherwise, as a secured party under the provisions of any state or federal law, including, without limitation, the Bankruptcy Code, the UCC or any other applicable law, against all or any part of Collateral (an “Enforcement Action”), unless and until the earliest to occur of the following:

(i)	The Junior Liabilities are paid in full in cash and no Subordinated Lender has any further obligation to make additional extensions of credit under the Subordinated Debt Documentation; or

(ii)	the Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or failure to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing (the occurrence of any of the foregoing, a “Bankruptcy Event of Default”); or

(iii)	An Event of Default (other than a Bankruptcy Event of Default) exists under the Security Agreement or any Ancillary Agreement; at least ninety (90) days has elapsed since each Subordinated Lender has received written notice from the Senior Lender of such Event of Default; and during such ninety (90) day period such Event of Default has not been cured by the Company or any Subsidiary of the Company; or

(iv)	The Senior Lender has obtained the prior written consent of each Subordinated Lender; or

(v)	Any Subordinated Lender pursues or initiates an Enforcement Action on or against the Collateral or any Intellectual Property.

(c) Each Subordinated Lender agrees that it shall not initiate or pursue an Enforcement Action unless and until the earliest to occur of the following:

(i)	The Senior Liabilities are paid in full in cash and the Senior Lender has no further obligation to make additional extensions of credit under the Security Agreement or any Ancillary Agreement; or

(ii)	A Bankruptcy Event of Default exists; or

(iii)	An Event of Default (other than an Event of Default of the type constituting a Bankruptcy Event of Default) exists under any Subordinated Debt Documentation; at least ninety (90) days has elapsed since the Senior Lender has received written notice from such Subordinated Lender of such Event of Default; and during such ninety (90) day period such Event of Default has not been cured by the Company or any Subsidiary of the Company; or

(iv)	Such Subordinated Lender has obtained the prior written consent of the Senior Lender; or

(v)	The Senior Lender pursues or initiates an Enforcement Action.

(d) The Senior Lender agrees that it may not receive any payments from the Company during the 90-day period referred to in Section 7(c), other than scheduled payments of principal and interest or payments of principal and interest that are past due.

(e) Notwithstanding anything to the contrary in any of the Security Agreement, any Ancillary Agreement or any Subordinated Debt Documentation, promptly upon receipt thereof, any recovery from any Enforcement Action shall be paid over or retained by the party who is entitled thereto in accordance with the Contractual Priorities and such amount shall be used to repay the Senior Liabilities and/or the Junior Liabilities, as the case may be.

(f) In the event insurance or condemnation proceeds hereafter are realized in or derived from the Collateral or any Intellectual Property, such proceeds shall be distributed in accordance with the Contractual Priorities.

(g) Notwithstanding anything to the contrary contained in this Agreement, the term “Enforcement Action” as used in this Agreement shall not include the declaration of an Event of Default or the acceleration by the Senior Lender or any Subordinated Lender of the Senior Liabilities or the Junior Liabilities, respectively.

8. Each of the Lenders may, from time to time, at its sole discretion and without notice to any other Lender, take any or all of the following actions: (a) subject to the terms of this Agreement, retain or obtain a security interest in any property to secure any of its Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of its Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of its Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of its Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of its Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. Each of the Lenders may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any other Lender, assign or transfer any or all of its Liabilities or any interest in its Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of its Liabilities, such Liabilities shall be and remain Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of its Liabilities or of any interest in its Liabilities shall, to the extent of the interest of such assignee or transferee in its Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender or Subordinated Lender, as applicable; provided, however, that, unless such Lender shall otherwise consent in writing, such Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of such Lender, as to those of its Liabilities which such Lender has not assigned or transferred.

10. None of the Lenders shall be prejudiced in its rights under this Agreement by any act or failure to act of any other Lender, or any noncompliance of any Lender with any agreement or obligation, regardless of any knowledge thereof which a Lender may have or with which a Lender may be charged; and no action of a Lender permitted under this Agreement shall in any way affect or impair the rights of a Lender and the obligations of any other Lender under this Agreement.

11. No delay on the part of a Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by a Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any amendment, modification or waiver of any of the provisions of this Agreement be binding upon any Lender except as expressly set forth in a writing duly signed and delivered on behalf of each of the Senior Lender and each Subordinated Lender. For the purposes of this Agreement, Senior Liabilities and Subordinated Liabilities shall have the respective meaning set forth in Section 1 above, notwithstanding any right or power of any Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such respective obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Lender under this Agreement.

12. This Agreement shall be binding upon each Lender and upon the heirs, legal representatives, successors and assigns of each Lender and the successors and assigns of any Lender.

13. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14. Notices. Any notice or request made or required to be made hereunder may be given to the Senior Lender or the Subordinated Lender at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:

If to the Senior Lender:	Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Fl.
New York, New York 10022
Attention: John E. Tucker, Esq.
Telephone: (212) 541-4434
Telecopier: (212) 541-5800

If to the Subordinated Lenders:

TECORE, Inc.
7165 Columbia Gateway Drive
Columbia, Maryland 21046
Attention: Jay Salkini
Telephone: (410) 872-6222
Telecopier: (410) 872-6010

SCP Private Equity Partners II, L.P.
1200 Liberty Ridge Drive
Suite 300
Wayne, PA 19087
Attention: James W. Brown
Telephone: 610-995-2900
Telecopier: 610-975-9546

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered this      day of November, 2005.

TECORE, INC.

By:
Name:
Title:

SCP PRIVATE EQUITY PARTNERS II, L.P.

By:	SCP Private Equity II General Partner, L.P.,
its General Partner
By:	SCP Private Equity II, LLC

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

Acknowledged and Agreed to by:

AIRNET COMMUNICATIONS CORPORATION

By:
Name:
Title: